UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2016

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 25, 2015, David Price, Chief Operating Officer of Hampshire Group, Limited (the “Company”), gave notice to the Company of his resignation effective March 25, 2016. Mr. Price’s duties will be assumed by other employees of the Company.

(d) On February 26, 2016, the board of directors (the “Board”) of the Company increased the number of directors constituting the Board from four to five directors and appointed Robin Marino to serve as a member of the Board until her successor shall be elected.

In connection with her appointment, Ms. Marino was granted an option to purchase 13,500 shares of common stock at $0.30 per share under the Company’s 2009 Stock Incentive Plan, which option becomes exercisable in four equal annual installments beginning one year from the date of grant and expires ten years from the date of grant.

Following Ms. Marino’s appointment, the Board revised Board committee assignments to be as follows:

Audit Committee	Compensation Committee	Nominating Committee
Thomas J. Doyle, Jr., Chair	Brett H. Fialkoff, Chair	Robin Marino, Chair
Brett H. Fialkoff	Robin Marino	Thomas J. Doyle, Jr.
Benjamin C. Yogel	Benjamin C. Yogel	Benjamin C. Yogel

Item 7.01 Regulation FD Disclosure.

On March 2, 2016, the Company issued a press release (the “Press Release”) which announced the appointment of Ms. Marino as disclosed above. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Hampshire Group, Limited dated March 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ William Drozdowski
Name: William Drozdowski
Title: Interim Chief Financial Officer

Dated: March 2, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Hampshire Group, Limited dated March 2, 2016.